Exhibit  23.01


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated February 27, 1998 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-3, File Nos. 33-79794, 33-90734, 33-65333, 333-01595, 333-5185, 333-17433 and 333-34705 and on Form
S-8, File nos. 33-89144, 333-15369 and 333-40873.




                                                /s/ARTHUR ANDERSEN LLP


Washington, D.C.,
April 20, 1998